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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

SIMON PROPERTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14469	046268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
115 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA 46204 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 317.636.1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Simon Property Group, Inc. (the "Registrant") hereby amends its Current Report on Form 8-K dated and filed with the Securities and Exchange Commission on April 28, 2005 to amend Exhibit 99.1, the Supplemental Information Package, which contained an erroneous table on page 16 of the exhibit. No other changes are being made to the exhibit or report.

Item 9.01. Financial Statements and Exhibits

        Financial Statements:

          None

        Exhibits:

Exhibit No.	Description	Page Number in This Filing
99.1	Supplemental Information as of March 31, 2005	4

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Dated: April 29, 2005

SIMON PROPERTY GROUP, INC.
By:	/s/ STEPHEN E. STERRETT Stephen E. Sterrett, Executive Vice President and Chief Financial Officer

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SIMON PROPERTY GROUP
Table of Contents
As of March 31, 2005

Description		Page
Exhibit 99.1	Supplemental Information
	Company Overview
	Overview (reporting calendar, stock information, and corporate ratings)	5-6
	Ownership Structure	7
	Changes in Common Shares and Unit Ownership	8
	Financial Data
	Selected Financial and Equity Information	9
	Unaudited Pro-Rata Statement of Operations	10-11
	Unaudited Pro-Rata Balance Sheet	12
	Reconciliation of NOI to Net Income	13
	Computation of Comparable Property NOI Growth	14
	Analysis of Other Income and Other Expense	15
	NOI Composition	16
	Operational Data
	U.S. Portfolio GLA, Occupancy & Rent Data	17
	Regional Mall Operational Information	18
	Regional Mall Lease Expirations	19
	Regional Mall Top Tenants	20
	Regional Mall Anchor/Big Box Openings, 2005—2007	21
	Regional Mall Property Listing	22-26
	U.S. Premium Outlet® Centers Operational Information	27
	U.S. Premium Outlet® Centers Lease Expirations	28
	U.S. Premium Outlet® Centers Top Tenants	29
	U.S. Premium Outlet® Centers Property Listing	30
	Community/Lifestyle Centers Operational Information	31
	Community/Lifestyle Centers Lease Expirations	32
	Community/Lifestyle Centers Top Tenants	33
	Community/Lifestyle Centers Property Listing	34-35
	International Operational Information	36
	International Property Listing	37-39
	Development Activity
	Capital Expenditures in the U.S. Portfolio	40
	U.S. Development Activity Report	41-44
	International Development Activity Report	45
	Balance Sheet Information
	The Company's Share of Total Debt Amortization and Maturities by Year	46
	Summary of Indebtedness	47
	Summary of Indebtedness by Maturity	48-54
	Unencumbered Assets	55-58
	Preferred Stock/Units Outstanding	59

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SIGNATURES